EXHIBIT 10.21


                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT, dated as of June 30, 2005 is made between Spotless Plastics (USA) Inc. (the "Company"), a Delaware corporation with an office at 150 Motor Parkway, Hauppage, New York 11788, and North Atlantic Laboratories, Inc. ("NALI"), a New York corporation with an office at 100 Sweeneydale Avenue, Bay Shore, New York 11706 (each a Party and, collectively the "Parties").

                                   WITNESSETH:

     WHEREAS, the Parties are parties to a Security Agreement, dated October 29, 1999, as amended, modified and/or supplemented;

     WHEREAS, the Parties have entered into certain agreements, dated the date hereof with Laurus Master Fund, Ltd., a Cayman Islands company; and

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, intending to be legally bound hereby, the Parties agree as follows:

     Section 1. Termination of the Agreement.

     Effective as of the date hereof, the Agreement shall be terminated in its entirety and shall be of no further force or effect.

     Section 2. Form UCC-3 Execution and Filing

     The Company shall duly execute and file with the Secretary of State of New York on the date hereof a termination statement on Form UCC-3 terminating all security interests in all of the assets of NALI.

     Section 3. Further Assurances.

     Each Party shall cooperate with, and take such action as may be reasonably requested by, another Party in order to carry out the provisions and purposes of this Termination Agreement, generally, and the transactions contemplated hereunder.

     Section 4. Miscellaneous.

     (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of or interpretation of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The rights and obligations contained in this

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Agreement  are  solely  for  the  benefit  of  the  parties  hereto  and are not intended to benefit of or be enforceable by any other party, under the third party beneficiary doctrine of or otherwise. This Termination Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced.

     (b) This Agreement shall be construed and the obligations of the parties hereunder shall be determined in accordance with the laws of the State of New York without reference to any conflicts of law provisions (except for N.Y. GEN. OBLIG. LAW ss. 5-1401 and ss. 5-1402). Each party hereto irrevocably and unconditionally consents to the jurisdiction of the courts of the United States and of the state of New York located in the County and State of New York in any action to enforce, interpret or construe any provision of this Agreement."

     IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first set forth above.

                               NORTH ATLANTIC LABORATORIES, INC.


                               By:   /s/ Michael O'Reilly
                                  --------------------------------------
                               Name:  Michael O'Reilly
                               Title: President


                               SPOTLESS PLASTICS (USA) INC.


                               By:  /s/ Charles L. Kelly, Jr.
                                  ----------------------------------------
                               Name:  Charles L. Kelly, Jr.
                               Title: Senior Vice President of Operations